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                                                                     Exhibit 8.1

                      [LETTERHEAD OF SHEARMAN & STERLING]

                                 August 8, 2002

Odyssey Re Holdings Corp.
140 Broadway, 39th Floor
New York, NY 10005

Ladies and Gentlemen:

         You have requested our opinion regarding the material Federal income tax consequences to holders of the 4.375% Convertible Senior Debentures due 2022 (the "Convertible Debentures") of Odyssey Re Holdings Corp. (the "Company") in connection with the offering by certain securityholders of $110,000,000 aggregate principal amount of the Convertible Debentures and shares of common stock of the Company issuable upon conversion of the Convertible Debentures as set forth in the prospectus contained in the Company's Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended ("Securities Act"), filed with the Securities and Exchange Commission (the "Commission") on August 8, 2002.

         In delivering this opinion, we have reviewed and relied upon facts and descriptions set forth in the Registration Statement and related documents pertaining to the Registration Statement. Based on the foregoing and the Internal Revenue Code of 1986, as amended, the Income Tax Regulations issued by the United States Treasury Department thereunder and administrative rulings of the Internal Revenue Service and judicial decisions, all as in effect on the date hereof, we are of the opinion that the discussion entitled "Federal Income Tax Consequences for Holders of 4.375% Debentures" in the Registration Statement, insofar as it relates to statements of law of legal conclusions, is correct in all material respects, and we adopt such discussion as our opinion as to the material Federal income tax consequences to holders of the Convertible Debentures.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


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         This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, other than holders of the Convertible Debentures, and may not be made available to any other person or entity without our prior written consent. In accordance with customary practice relating to opinion letters, our opinion speaks only as of the date hereof; we disclaim any duty to update such opinion.

                                       Very truly yours,


                                       /s/ Shearman & Sterling

L.E.C.
21546

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